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                                                                   Exhibit 10.17

                             TUPPERWARE CORPORATION
                               2002 INCENTIVE PLAN

Article 1. Establishment, Purpose, and Duration

    1.1 Establishment of the Plan. Tupperware Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Tupperware Corporation 2002 Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, and Performance Awards. The Plan shall become effective as of the Effective Date, and shall remain in effect as provided in Section 1.3 herein.

    1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's stockholders and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special efforts the successful conduct of its operations largely is dependent.

    1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate, amend or modify the Plan at any time pursuant to Article 14 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2. Definitions

    Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a) "Award" means, individually or collectively, a grant under this Plan of Non-Qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, or Performance Awards.

     (b) "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan, including without limitation, stock option agreements, SAR agreements and restricted stock agreements.

     (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     (d) "Beneficiary" means a person who may be designated by a Participant pursuant to Article 10 and to whom any benefit under the Plan is to be paid in case of the Participant's death or physical or mental incapacity, as determined by the Committee, before he or she receives any or all of such benefit.

     (e) "Board" or "Board of Directors" means the Board of Directors of the Company.

     (f) "Cause" means (i) conviction of a Participant for committing a felony under federal law or the laws of the state in which such action occurred,
     (ii) dishonesty in the course of fulfilling a Participant's employment duties (iii) willful and deliberate failure on the part of a Participant to perform his employment duties in any material respect, including compliance with the Company's Code of

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     Conduct, or (iv) such other events as shall be determined by the Committee.
     The Committee shall have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

     (g) "Change of Control" of the Company means:

         i. An acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (1) the then outstanding Shares (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

         ii. A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to such Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be so considered as a member of the Incumbent Board; or

         iii. The consummation of a reorganization, merger, statutory share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries ("Corporate Transaction"), in each case unless, following such Corporate Transaction, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of, respectively, the common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the outstanding shares of Common Stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of Directors except to the extent that such

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         ownership existed with respect to the Company prior to the Corporate
         Transaction and (3) individuals who were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction constitute at least a majority of the Board of Directors of the corporation resulting from such Corporate Transaction; or

         iv. The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (i) "Commission" means the Securities and Exchange Commission or any successor agency.

     (j) "Committee" means the committee described in Article 3 or (unless otherwise stated) its designee pursuant to a delegation by the Committee as contemplated by Section 3.3.

     (k) "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

     (l) "Company" means Tupperware Corporation, a Delaware corporation, or any successor thereto as provided in Article 16 herein.

     (m) "Covered Employee" has the meaning ascribed thereto in Section 162(m) of the Code and the regulations thereunder.

     (n) "Director" means any individual who is a member of the Board of Directors of the Company.

     (o) "Disability" means the inability of an Employee to perform the material duties of his or her occupation as determined by the Committee.

     (p) "Effective Date" means May 15, 2002.

     (q) "Employee" means any nonunion employee of the Company or of the Company's Subsidiaries or affiliates. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

     (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     (s) "Fair Market Value" means, except as expressly provided otherwise, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock during normal business hours on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

     (t) "Freestanding SAR" means a SAR that is granted independently of any Options pursuant to Section 7.1 herein.

     (u) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

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     (v) "Insider" shall mean an Employee who is, on the relevant date, an officer, Director, or more than ten percent (10 percent) Beneficial Owner of the Company.

     (x) "Non-Qualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

     (y) "Option" or "Stock Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

     (z) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     (aa) "Outside Director" means a member of the Board who qualifies as an outside director as defined in Rule 162(m) of the Code, as promulgated by the Internal Revenue Service (the "Service") under the Code, or any implementing or interpretive regulations from time to time, or any successor definition adopted by the Service.

     (ab) "Participant" means an Employee of or a consultant to the Company or any of its Subsidiaries or affiliates who has been granted an Award under the Plan.

     (ac) "Performance Award" means an Award granted to a Participant, as described in Article 9 herein, including Performance Units and Performance Shares.

     (ad) "Performance Goals" means the performance goals established by the Committee prior to the grant of Performance Awards that are based on the attainment of one or any combination of the following: specified levels of net income or earnings per share from continuing operations, operating income, revenues, return on operating assets, return on equity, stockholder return (measured in terms of stock price appreciation) and/or total stockholder return (measured in terms of stock price appreciation plus cash dividends), achievement of cost control, working capital turns, cash flow, net income, economic value added, segment profit, sales force growth, or stock price of the Company or such Subsidiary, division or department of the Company for or within which the Participant primarily renders services and that are intended to qualify under Section 162(m) (4) (c) of the Code. Such Performance Goals also may be based upon the attaining of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Such Performance Goals shall be set by the Committee within the time period prescribed by
     Section 162(m) of the Code and related regulations.

     (ae) "Performance Period" means a time period during which Performance Goals established in connection with Performance Awards must be met.

     (af) "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

     (ag) "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

     (ah) "Restriction Period" or "Period" means the period or periods during which the transfer of Shares of Restricted Stock is limited based on the passage of time and the continuation of service with the Company and the Shares are subject to a substantial risk of forfeiture, as provided in
     Article 8 herein.

     (ai) "Person" shall have the meaning ascribed to such term in Section 3(a)
     (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

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     (aj) "Restricted Stock" means an Award granted to a Participant pursuant to
     Article 8 herein.

     (ak) "Share" means a share of common stock of the Company.

     (al) "Subsidiary" or "Subsidiaries" means any corporation or corporations in which the Company owns directly, or indirectly through Subsidiaries, at least twenty-five percent (25 percent) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least twenty-five percent (25 percent) of the combined equity thereof.

     (am) "Stock Appreciation Right" or "SAR" means an Award, granted alone (Freestanding SAR) or in connection with a related Option (Tandem SAR), designated as a SAR, pursuant to the terms of Article 7 herein.

     (an) "Tandem SAR" means a SAR that is granted in connection with a related Option pursuant to Section 7.1 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled).

Article 3. Administration

     3.1 The Committee. The Plan shall be administered by the Compensation and Directors Committee or such other committee of the Board as the Board may from time to time designate, which shall be composed solely of not less than two Outside Directors, and shall be appointed by and serve at the pleasure of the Board.

     3.2 Authority of the Committee. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Employees of and to consultants to the Company and its Subsidiaries and affiliates.

     Among other things, the Committee shall have the authority, subject to the terms of the Plan:

     (a) To select the Employees and consultants to whom Awards may from time to time be granted;

     (b) To determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, SARs, Restricted Stock and Performance Awards or any combination thereof are to be granted hereunder;

     (c) To determine the number of Shares to be covered by each Award granted hereunder;

     (d) To determine (by approving the forms of Award Agreements or otherwise by resolution) the terms and conditions of any Award granted hereunder (including, but not limited to, the Option Price (subject to Section 6.4
     (a)) the duration, any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or affiliate), any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, and the impact on any Award from termination of employment (whether as a consequence of death, Disability, retirement, action by the Company, action by the Employee or Change of Control) of an Employee, or the termination of services of a consultant, based on such factors as the Committee shall determine;

     (e) To determine the methodology of counting Shares available for grant under the terms of the Plan.

     (f) To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals, unless at the time of establishment of goals the

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      Committee shall have precluded its authority to make such adjustments; and

      (g) To determine to what extent and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) and to otherwise supervise the administration of the Plan.

     3.3 Action of the Committee. The Committee may, to the fullest extent permitted by law and subject to such limitations and procedures as may be required by law or as the Committee may deem appropriate, (i) delegate to an officer of the Company the authority to take actions or make decisions pursuant to Section 2(f), Section 3.2, Section 5.2, and Section 6.4, provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease either to be exempt from Section 16(b) of the Exchange Act or to qualify as "qualified performance-based compensation" as such term is defined in the regulations promulgated under Section 162(m) of the Code, and (ii) authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.

     3.4 Decisions Binding. Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

Article 4. Shares Subject to the Plan

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan shall be two million eight hundred fifty thousand (2,850,000); provided, however, the total number of available Shares that may be used for Restricted Stock Awards under the Plan shall be limited to two hundred thousand (200,000) and the total amount of available Shares that may be used for Performance Awards under the Plan shall be limited to four hundred thousand (400,000) Shares. No Participant may be granted (i) Stock Options and Freestanding SARs in any one year covering, in the aggregate, in excess of 600,000 Shares, or (ii) Performance Share Awards in any one year in excess of 100,000 Shares. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

     4.2 Lapsed Awards. If any Award granted under this Plan is cancelled, forfeited, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

     4.3 Adjustments in Authorized Shares and Prices. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and class of Shares reserved for issuance under the Plan, in the number, kind and Option Price of Shares subject to outstanding Stock Options or SARs, in the number and kind of Shares subject to other outstanding Awards granted under the Plan or subject to limitations such as Restricted Stock Awards or per-Participant maximum awards and/or such other equitable substitution or adjustments as it may determine to be

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appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number. Such adjusted Option Price shall also be used to determine the amount payable by the Company upon the exercise of any Tandem SAR. Such substitutions and adjustments may include, without limitation, canceling any and all Awards in exchange for cash payments based upon the value realized by shareholders generally with respect to Shares in connection with such a corporate transaction.

Article 5. Eligibility and Participation

     5.1 Eligibility. Persons eligible to be granted Awards under this Plan include all Employees of and all consultants to the Company or any of its Subsidiaries or affiliates, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

     6.1 Grant of Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual Participants set forth in Article 4. Incentive Stock Options may be granted only to employees of the Company and any "subsidiary corporation" (as such term is defined in Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     6.2 Award Agreement. Stock Options shall be evidenced by Award Agreements, the terms and provisions of which may differ. An Award Agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a Participant in any grant of a Stock Option, determines the number of Shares to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or such later date as the Committee designates. The Company shall notify a Participant of any grant of a Stock Option, and a written Award Agreement or agreements shall be duly executed and delivered by the Company to the Participant. Such agreement or agreements shall become effective upon execution by the Company and the Participant.

     6.3 Incentive Stock Options. Notwithstanding any other provision of the Plan, no Incentive Stock Option may be granted under the Plan on or after November 13, 2011.

     6.4 Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

        (a) Stock Option Price. The Option Price per Share purchasable under a Stock Option shall be determined by the Committee and set forth in the Award Agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

        (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

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           (c) Exercisability. Except as otherwise provided herein, Stock
           Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

           (d) Method of Exercise. Subject to the provisions of this Article 6, Stock Options may be exercised, in whole or in part, at any time during the term of the Stock Option by giving written notice of exercise to the Company specifying the number of Shares subject to the Stock Option to be purchased.

               Such notice shall be accompanied by payment in full of the Option Price by certified or bank check or such other instrument as the Company may accept. Payment, in full or in part, may also be made in the form of delivery of unrestricted Shares already owned by the optionee of the same class as the Shares subject to the Stock Option (based on the Fair Market Value of the Shares on the date the Stock Option is exercised) and, unless such Shares were acquired in the open market, held for a period of not less than 6 months prior to the exercise of the Stock Option, or by certifying ownership of such Shares by the Participant to the satisfaction of the Company for later delivery to the Company as specified by the Committee; provided, however, that, in the case of an Incentive Stock Option the right to make a payment in the form of already owned Shares of the same class as the Shares subject to the Stock Option may be authorized only at the time the Stock Option is granted.

               In the discretion of the Committee, payment for any Shares subject to a Stock Option may also be made pursuant to a "cashless exercise" by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

               No Shares shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the class or series of Shares that is subject to such Stock Option (including, if applicable, the right to vote the Shares and the right to receive dividends), when the optionee has given written notice of exercise and has paid in full for such Shares.

           (e) Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a Stock Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

Article 7. Stock Appreciation Rights

        7.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to an Employee or consultant at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. In the case of a Non-Qualified Stock Option, Tandem SARs may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, Tandem SARs may be granted only at the time of grant of such Stock Option.

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     The Committee shall have complete discretion in determining the number of
SARs granted to each Participant (subject to the aggregate limit on grants to individual Participants set forth in Article 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. SARs may not be repriced without stockholder approval.

     7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO; (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100 percent) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.3 Exercise of Freestanding SARs. Subject to the other provisions of this
Article 7, Freestanding SARs may be exercised upon whatever terms and conditions the Committee, at its sole discretion, imposes upon them.

     7.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

     7.5 Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, at its sole discretion; provided, however, that such term shall not exceed ten (10) years.

     7.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

         (a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price of the SAR; by

         (b) The number of Shares with respect to which the SAR is exercised.

     At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

     7.7 Rule 16-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of any rule or interpretation promulgated under Section 16 (or any successor rule) of the Exchange Act.

Article 8. Restricted Stock

     8.1 Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Employees and consultants to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Participant (subject to the aggregate limit on grants to individual Participants set forth in Article 4), the conditions

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for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 8.3.

     The Committee may, prior to grant, condition the vesting of Restricted Stock upon continued service of the Participant. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

     8.2 Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

         "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Tupperware Corporation 2000 Incentive Plan, and in an Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Tupperware Corporation."

     The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     8.3 Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

         (a) Subject to the provisions of the Plan and the Award Agreement referred to in Section 8.3(d), during the Restricted Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service. Notwithstanding the foregoing, any Restricted Stock Award granted hereunder shall have a Restriction Period of not less than three years, except that an aggregate amount of Restricted Stock Awards not exceeding one-third of the Shares available for use as Restricted Stock Awards pursuant to Section 4.1 of the Plan may be issued without a minimum Restriction Period.

         (b) Except as provided in this paragraph (b) and paragraph (a), above, and the Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. Dividends payable in Shares and other non-cash dividends and distributions shall be held subject to the vesting of the underlying Restricted Stock, unless the Committee determines otherwise in the applicable Award Agreement or makes an adjustment or substitution to the Restricted Stock pursuant to Section 4.3 in connection with such dividend or distribution. In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the longer of: (i) the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid; or (ii) six months. The Committee shall establish procedures for the application of this provision.

         (c) If and when any applicable Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

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         (d) Each Award shall be confirmed by, and be subject to, the terms of an Award Agreement.

Article 9.  Performance Awards

     9.1 Grant of Performance Awards. Subject to the terms of the Plan, Performance Awards may be granted to eligible Employees and consultants at any time and from time to time, as shall be determined by the Committee, and may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall have complete discretion in determining the number, amount and timing of Awards granted to each Participant. Such Performance Awards may take the form determined by the Committee, including without limitation, cash, Shares, Performance Units and Performance Shares, or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives.

     9.2 Performance Goals.

         (a) The Committee shall set Performance Goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the Participants, and may attach to such Performance Awards one or more restrictions, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Performance Share, or restrictions which are necessary or desirable as a result of applicable laws or regulations. Each Performance Award may be confirmed by, and be subject to, an Award Agreement.

         (b) The Committee shall have the authority at any time to make adjustments to Performance Goals for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

     9.3 Value of Performance Units/Shares.

         (a) Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

         (b) Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

     9.4 Earning of Performance Awards. After the applicable Performance Period has ended, the holder of any Performance Award shall be entitled to receive the payout earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved, except as adjusted pursuant to Section 9.2(b) or as deferred pursuant to Article 11.

     9.5 Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The Committee may permit the Participants to elect to defer or the Committee may require the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

Article 10. Beneficiary

     10.1 Designation. Each Participant under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successively). Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. Any such designation

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

shall control over any inconsistent testamentary or inter vivos transfer by a Participant, and any benefit of a Participant under the Plan shall pass automatically to a Participant's Beneficiary pursuant to a proper designation pursuant to this Section 10.1 without administration under any statute or rule of law governing the transfer of property by will, trust, gift or intestacy.

     10.2 Absence of Designation. In the absence of any such designation contemplated by Section 10.1, benefits remaining unpaid at the Participant's death shall be paid pursuant to the Participant's will or pursuant to the laws of descent and distribution.

Article 11. Deferrals

     The Committee may permit a Participant to elect, or the Committee may require at its sole discretion subject to the proviso set forth below, any one or more of the following: (i) the deferral of the Participant's receipt of cash,
(ii) a delay in the exercise of an Option or SAR, (iii) a delay in the lapse or waiver of restrictions with respect to Restricted Stock, or (iv) a delay of the satisfaction of any requirements or goals with respect to Performance Awards; provided, however, the Committee's authority to take such actions hereunder shall exist only to the extent necessary to reduce or eliminate a limitation on the deductibility of compensation paid to the Participant pursuant to (and so long as such action in and of itself does not constitute the exercise of impermissible discretion under) Section 162(m) of the Code, or any successor provision thereunder. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals, including provisions relating to periods of deferral, the terms of payment following the expiration of the deferral periods, and the rate of earnings, if any, to be credited to any amounts deferred thereunder.

Article 12. Rights of Employees and Consultants

     12.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or status as a consultant at any time, nor confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries or affiliates or to continue as a consultant. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries and affiliates (or between Subsidiaries and affiliates) shall not be deemed a termination of employment. However, if a Subsidiary or affiliate of the Company ceases to be a Subsidiary or affiliate, any Participant who is no longer employed by or a consultant to the Company or one of its remaining Subsidiaries and affiliates following such event shall be considered to have terminated his or her employment or consultancy, notwithstanding any continued employment or consultancy with such former Subsidiary or affiliate.

     12.2 Participation. No Employee or consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 13. Change of Control

     13.1 Treatment of Outstanding Awards. Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national security exchanges, or unless the Committee shall determine otherwise in the applicable Award Agreement:

         (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire original term, without regard to any subsequent termination of employment or consulting agreement;

         (b) Any restriction periods and restrictions imposed on Restricted Shares that are not performance-based shall lapse; and

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        (c) The maximum payout opportunities attainable under all outstanding
        Awards of performance-based Restricted Stock, Performance Units, Performance Shares, and cash-based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change of Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and there shall be paid out to Participants within thirty
        (30) days following the effective date of the Change of Control the number of shares based upon an assumed achievement of all relevant maximum performance goals. Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change of Control based upon assumed achievement of all relevant maximum performance goals.

     13.2 Termination, Amendment, and Modifications of Change-of-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 13 may not be terminated, amended, or modified in any manner that adversely affects any then-outstanding Award without the prior written consent of the Participant if such action is taken (a) on or after the date of a Change of Control or (b) at the request of a party seeking to effectuate a Change of Control or otherwise in anticipation of a Change of Control.

Article 14. Amendment, Modification, and Termination

     14.1 Amendment, Modification, and Termination. Except as specifically provided in Section 13.2, at any time and from time to time, the Board may terminate, amend, or modify the Plan. However, without the approval of the stockholders of the Company, no such amendment or modification may:

        (a) Increase the total number of Shares which may be issued under this Plan, except as provided in Article 4 hereof; or

        (b) Modify the eligibility requirements; or

        (c) Materially increase the benefits accruing under the Plan.

     14.2 Awards Previously Granted. Notwithstanding the foregoing, the Committee shall have the right to replace any previously granted Award under the Plan with an Award equal to the value of the replaced Award at the time of replacement, as determined by the Committee in its sole discretion, without obtaining the consent of the Participant holding such Award; provided, however, that notwithstanding the foregoing or the terms of any Award Agreement provision, the Committee shall not modify the Option Price of an Award (reprice a Stock Option) or issue new Options in exchange for the surrender of outstanding Options without shareholder approval; and provided, further, that no such replacement shall deprive the Participant of any rights he or she may have pursuant to Article 13, which shall apply to the replacement Award to the same extent as to the replaced Award.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

Article 15. Withholding

     15.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising under or as a result of this Plan.

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

     15.2 Share Withholding. With respect to withholding required and/or permitted upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares (or by surrendering Shares previously owned which have been held for longer than six months or purchased in the open market) having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with the requirements established by the Committee.

Article 16. Successors

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, spin-off, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 17. Nontransferability of Awards.

     Unless otherwise determined by the Committee, no Award shall be transferable (either by sale, pledge, assignment, gift, or other alienation or hypothecation) by a Participant other than by will or by application of the laws of descent and distribution.

Article 18. Legal Construction

     18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     18.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     18.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to comply with Section 18.3, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions:

        (a) Listing or approval for listing upon notice of issuance, of such Shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Shares;

        (b) Any registration or other qualification of such Shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

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        (c) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

     18.4 Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

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